UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Limited Brands, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LIMITED BRANDS, INC.

Supplemental Information
Annual Meeting Proxy Statement

In connection with its recently filed definitive Proxy Statement relating to its annual meeting of stockholders to be held May 24, 2012, Limited Brands, Inc. (the “Company”) wishes to provide the following information:

Lead Director Matters

The lead independent director was selected by the Nominating and Governance Committee of the Board, all of whom are independent, and was unanimously approved by the full Board of Directors, 70% of whom are independent.  In the future, the Board will ensure that the lead independent director is approved solely by the independent directors.

In addition to the duties and authority of the Company’s lead independent director, Mr. Allan R. Tessler, described on page 18 of its Proxy Statement, the Company wishes to confirm that the lead independent director:

•	approves information sent to the Board;

•	approves meeting schedules to assure there is sufficient time for discussion of all agenda items; and

•	has the authority to call meetings of the independent directors.

Compensation Matters

The Company wishes to confirm the following with respect to its non-qualified supplemental retirement defined contribution plan (“NQSRP”):

•
the “tax equalization payments” noted on page 45 of the proxy statement refers to Medicare and certain local taxes paid by the Company on behalf of all participants on imputed income on amounts credited to participant NQSRP accounts;

•	tax equalization payments, which are taxable to the recipient and are not “grossed-up,” are made to all NQSRP participants;

•	as disclosed on page 39 of the Proxy Statement, the NQSRP is unfunded;

•	the Company does not set aside assets, in a trust or otherwise, to fund NQSRP liabilities; and

•	assets that may be used to satisfy NQSRP liabilities are general assets of the Company, subject to the claims of the Company’s creditors.

The Company wishes to confirm the following with respect to contributions to the NQSRP:

•	the contributions made to the NQSRP in respect of NQSRP participants in any given year are calculated based on the participant’s compensation in the prior year;

•	the 2011 NQSRP contributions in respect of Mr. Wexner were based on compensation paid in 2010, and 2010 NQSRP contributions in respect of Mr. Wexner were based on compensation paid in 2009;

•
accordingly, while Mr. Wexner’s total compensation for 2011 decreased from 2010, the increase in 2011 NQSRP contributions in respect of Mr. Wexner over that for 2010 results from the increase in his compensation from 2009 to 2010; and

•	the increase is due solely to timing and does not result from any change or increase to the formula used to determine a participant’s benefit.